                                                                EXHIBIT 99.A (7)



Dear Actuate Employees:

As you are probably aware, the deadline for electing to participate in, or for modifying or rescinding your election to participate in, the Actuate Stock Option Exchange Program is 5:00 p.m. PDT on May 31, 2001 (unless this deadline is extended by Actuate prior to that time). After the deadline, your election to participate in the program will be irrevocable.

You should consider the information contained in Actuate's year end financial results, and the information contained in the Offer to Exchange and the related election form, in deciding whether to participate in (or to modify or rescind your participation in) the Actuate Stock Option Exchange Program. You should also consider Actuate's publicly available disclosure documents filed with the SEC, as well as the financial information attached to this e-mail (which supplements the Offer to Exchange), in making your decision.

Please note that the safe harbor under the Private Securities Litigation Reform Act of 1995 is not available with respect to statements that are made in connection with the offer to exchange.


E-MAIL ATTACHMENT:

Set forth below is a selected summary of our financial information. The selected historical statement of operations data for the years ended December, 1999 and 2000 and the selected historical balance sheet data as of December 31, 1999 and 2000 have been derived from the consolidated financial statements included in our annual report on Form 10-K for the year ended December, 2000 that have been audited by Ernst & Young LLP, independent auditors. The selected historical statement of operations data for the three months ended March 31, 2000 and March 31, 2001 and the selected historical balance sheet data as of March 31, 2000 and 2001, which are included in our quarterly report on Form 10-Q for the quarter ended March 31, 2001, are unaudited, but include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. The information presented below should be read together with our consolidated financial statements and related notes. We have presented the following data in thousands, except per share amounts.
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
                                                                    Year Ended December 31,  Three Months Ended March 31,
                                                                    -----------------------  ----------------------------
                                                                           1999        2000           2000           2001
                                                                        -------    --------        -------       --------
Statement of Operations Data:                                                                        (unaudited)
Revenues:
  License.........................................................      $35,014    $ 72,286        $13,487       $ 23,759
  Maintenance and service.........................................       11,767      34,978          5,328         11,749
                                                                        -------    --------        -------       --------
     Total revenues...............................................       46,781     107,264         18,815         35,508
Cost of revenues:
  License.........................................................          896       1,959            421            619
  Maintenance and service (exclusive of stock-based compensation
   expenses)......................................................        6,021      20,975          2,966          7,741
                                                                        -------    --------        -------       --------
     Total cost of revenues.......................................        6,917      22,934          3,387          8,360
                                                                        -------    --------        -------       --------
  Gross profit....................................................       39,864      84,330         15,428         27,148
                                                                        -------    --------        -------       --------
Operating Expenses:
  Sales and marketing (exclusive of stock-based compensation
   expenses)......................................................       22,384      48,133          8,707         16,258
  Research and development (exclusive of stock-based compensation
   expenses)......................................................        9,289      14,938          3,225          4,420
  General and administrative (exclusive of stock-based
   compensation expenses).........................................        3,388       6,953          1,360          2,073
  Amortization of goodwill and other intangible assets............        1,590       7,147            966          2,061
  In-process research and development.............................
  Business partner warrants.......................................
  Amortization of stock-based compensation........................           90          62             20             14
                                                                        -------    --------        -------       --------
     Total operating expenses.....................................       36,741      77,233         14,278         24,826
                                                                        -------    --------        -------       --------
  Income from operations..........................................        3,123       7,097          1,150          2,322
Other income, net.................................................        1,313         891            249            339
                                                                        -------    --------        -------       --------
Net income before taxes...........................................        4,436       7,988          1,399          2,661
Provision for income taxes........................................          550       2,589            259            998
                                                                        -------    --------        -------       --------
Net income........................................................      $ 3,886    $  5,399        $ 1,140       $  1,663
                                                                        =======    ========        =======       ========
Net income per share - basic......................................      $   .07    $    .10        $   .02       $    .03
                                                                        =======    ========        =======       ========
Weighted average used in computing basic net income per share.....       53,926      56,114         55,262         58,094
                                                                        =======    ========        =======       ========
Net income per share - diluted....................................      $   .06    $    .08        $   .02       $    .03
                                                                        =======    ========        =======       ========
Weighted average used in computing diluted net income per share...       59,900      64,483         64,584         63,553
                                                                        =======    ========        =======       ========

Balance Sheet Data (at period end):
Current assets....................................................       42,489      62,549         36,166         70,860
                                                                        =======    ========        =======       ========
Total assets......................................................       53,381      98,322         73,690        104,510
                                                                        =======    ========        =======       ========
Current liabilities...............................................        9,577      17,204         12,716         18,268
                                                                        =======    ========        =======       ========
Deferred Revenue..................................................       12,168      22,108         15,281         23,132
                                                                        =======    ========        =======       ========
Other long-term liabilities, net of current portion...............            -       2,033          2,033              -
                                                                        =======    ========        =======       ========
Total liabilities.................................................       21,745      41,345         30,030         41,400
                                                                        =======    ========        =======       ========
Minority interest.................................................            -           -              -              -
                                                                        =======    ========        =======       ========
Stockholders' equity..............................................       31,636      56,977         43,660         63,110
                                                                        =======    ========        =======       ========

The information set forth on pages F-1 through F-20 of Actuate's Annual Report on Form 10-K for its fiscal year ended December 31, 2000 and pages 3 through 8 of Actuate's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2001 as filed with the Securities and Exchange Commission is incorporated herein by reference and may be inspected at, and copies may be obtained from, the same places and in the same manner as set forth in the Offer to Exchange under "Additional Information."